SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2009

CASH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213)745-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 3.01    Notice of Delisting or failure to satisfy a continued listing rule or standard; transfer of listing

On February 25, 2009 Cash Technologies, Inc., a Delaware corporation (the “Company”) received a letter from NYSE Alternext US (the “Exchange”) notifying the Company that the Exchange intends to file a delisting application with the SEC due to the Company’s failure to meet certain continued listing requirements of the Exchange.

The letter acknowledges that the Company has met 5 of the 6 listing criteria cited by the Exchange in its letter dated November 1, 2007, including the requirement to maintain $6,000,000 in shareholders’ equity, but states that the Company continues to be “financially impaired,” a violation of Section 1003(a)(iv) of the Company Guide.

The letter also cited violations of certain other listing criteria, including Company Guide Sections 704, 1003(d) and 132(e), which refer to the failure to hold an annual meeting in 2008 and provide certain information, Section 1003(f)(v), which is the failure to effect a reverse split of the Company’s stock and Section 1002(b), which states the Exchange’s opinion that the Company’s reduced market cap makes “further dealings on the Exchange inadvisable.”

The Company believes that it has met the objective financial criteria of the Exchange and that the cited financial violations are subjective and fail to adequately consider the Company’s significant recent improvements in revenues and shareholders’ equity.  Nevertheless, the Company has decided that it will not appeal the decision and intends to move to the OTC Bulletin Board market for several reasons:

(a) The Company has annually incurred a six-figure expense from Exchange listing fees, additional listing application fees, legal, accounting and transaction structuring expenses which it will not have to incur on the OTCBB;

(b) Management believes that the Company’s stock price will be determined by investors based primarily on financial performance without regard to the Company’s Exchange listing and that the Company’s uncertain listing status has itself contributed to the Company’s low stock price;

(c) Management believes that given the Company’s expected growth over the next year, the drastic reverse split demanded by the Exchange is not in the best interest of the Company’s shareholders.

The Company will trade on the Exchange until March 12, 2009, following which trading is expected to resume on the OTCBB subject to completion of the necessary administrative procedures.

On March 4, 2009, the Company issued a press release reporting its receipt of the foregoing letter and its election not to appeal the decision of the Exchange.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Edmund King
Edmund King
Chief Financial Officer

Dated: March 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 4, 2009